UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2011
U.S. REALTY PARTNERS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

DELAWARE	0-15656	57-0814502
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 BEATTIE PLACE
POST OFFICE BOX 1089
GREENVILLE, SOUTH CAROLINA	29602
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (864) 239-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders
     As previously disclosed, on October 8, 2010, U.S. Realty Partners Limited Partnership, a Delaware limited partnership (“USRP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”), and AIMCO USRP Merger Sub LLC, a Delaware limited liability company of which Aimco OP is the sole member (the “Merger Subsidiary”). The Merger Agreement provides for the Merger Subsidiary to be merged with and into USRP, with USRP as the surviving entity, upon approval by a majority in interest of the limited partnership interests of USRP (the “Units”) outstanding.
     On February 11, 2011, Aimco OP, which owned 900,195 of the 1,222,000 issued and outstanding Units, or approximately 73.67% of the number of outstanding Units, took action by written consent to approve the merger. On February 11, 2011, the merger was completed, and Aimco OP became the sole limited partner in USRP, holding all outstanding Units. U.S. Realty I Corporation continues to be the general partner of USRP, and USRP’s agreement of limited partnership in effect immediately prior to the merger remains unchanged after the merger.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. REALTY PARTNERS LIMITED PARTNERSHIP

Date: February 11, 2011	By:	U.S. Realty I Corporation Corporate General Partner

	By	/s/ Stephen B. Waters Stephen B. Waters
Senior Director of Partnership Accounting